Exhibit 99.1

Aldabra 2 Acquisition Corp. Completes Acquisition of Boise Paper and Packaging Assets

- Company Changes Name to Boise Inc. -

- Ticker Symbols of Common Stock and Warrants to Change to BZ and BZ.WS, Respectively -

NEW YORK—(BUSINESS WIRE)—Feb. 22, 2008—Aldabra 2 Acquisition Corp. (AMEX: AII.U, AII, AII.WS, “Aldabra”) today announced that it has completed its acquisition of Boise Cascade, LLC’s packaging and paper manufacturing businesses (“Boise”). The transaction was approved by the shareholders of Aldabra on February 5, 2008. In conjunction with the completion of the transaction, Aldabra changed its name to Boise Inc. and, as of February 25, 2008, its common stock and warrants will trade on the New York Stock Exchange under the new symbols BZ and BZ.WS, respectively.

“Becoming a public company is an exciting new chapter for our company,” said Alexander Toeldte, CEO of Boise Inc. “The fundamentals and outlook for our business and for the paper industry remain strong. As an independent company listed on the New York Stock Exchange, we believe we can sharpen our intense focus on customer satisfaction while offering our investors an opportunity to participate in the growth of our business. With a strong foundation in place, we look forward to additional progress in the coming months and years.”

“We are extremely pleased with the transformation of Aldabra 2 into Boise Inc., one of the leading packaging and paper companies in North America,” said Nathan Leight, formerly Chairman of Aldabra and now a member of the board of directors of Boise Inc. “From the beginning of our due diligence through today’s closing, we’ve been impressed with the strong cash flow, world class products, and tremendous employee involvement at Boise. Our shareholders are now invested in well-positioned assets that are overseen by an outstanding management and operating team that has both global strategic insight and deep industry knowledge.”

By February 28, 2008, Boise Inc. will file pro forma financial results for the year ended December 31, 2007 with the Securities and Exchange Commission. On February 29, 2008 at 11:00 am ET (9:00 am MT, 8:00 am PT), the company plans to hold an investor conference call and webcast. Participants can access that conference call by dialing 866-841-1001 (international dial-in is 832-445-1689). The participant passcode is 36484952. Starting Monday, February 25, 2008, investors can learn more about the schedule for those and other upcoming events at Boise Inc.’s new website, www.BoiseInc.com.

ABOUT BOISE INC.

Headquartered in Boise, Idaho, the company manufactures a wide range of premium and specialty products, including papers for pressure sensitive and flexible packaging applications, containerboard and corrugated products, imaging papers for the office and home, printing and converting papers, newsprint, and market pulp. Boise has approximately 4,700 employees.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “prospects,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: costs associated with running Boise as a stand-alone business after the acquisition; the competitive environment in the paper industry; competitive responses to the acquisition; and other factors listed from time to time in the SEC filings of both Aldabra and Boise Cascade Holdings, L.L.C., including, without limitation, both companies’ annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and Aldabra’s definitive proxy statement relating to the acquisition.

CONTACT:	Sloane & Company on behalf of Aldabra 2 Acquisition Corp.
Josh Hochberg or Elyse Lavinio
212-486-9500

SOURCE:	Aldabra 2 Acquisition Corp.